CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 333-83256 of Sun Life of Canada (U.S.) Variable Account F on Form N-4
of our report dated April 28, 2005 relating to the financial statements of Regatta, Regatta Gold, Regatta Classic, Regatta Platinum, Regatta Extra, Regatta Access, Regatta Choice, Regatta Flex 4, Regatta Flex II, Regatta Choice II, Regatta Masters Extra, Regatta Masters Choice, Regatta Masters Access, Regatta Masters Flex, Regatta Masters IV, and Regatta Masters VII Sub-Accounts included in Sun Life of Canada (U.S.) Variable Account F appearing in the Statement of Additional Information, which is part of such Registration Statement, to the use of our report dated March 18, 2005 (which expresses an unqualified opinion and includes two explanatory paragraphs, one relating to the merger of Sun Life Assurance Company of Canada (U.S.) with Keyport Life Insurance Company ("Keyport") on December 31, 2003, and another paragraph relating to the adoption of the American Institute of Certified Public Accountants' Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," effective January 1, 2004, the adoption of provisions of FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," and the adoption of provisions of FASB Interpretation No. 46R, "Consolidation of Variable Interest Entities" effective December 31, 2003, described in Note 1) relating to the consolidated financial statements of Sun Life Assurance Company of Canada (U.S.) appearing in the Statement of Additional Information and to the incorporation by reference in the Prospectus, which is also part of such Registration Statement, of our report dated March 18, 2005 (which expresses an unqualified opinion and includes two explanatory paragraphs, one relating to the merger of Sun Life Assurance Company of Canada (U.S.) with Keyport Life Insurance Company ("Keyport") on December 31, 2003, and another paragraph relating to the adoption of the American Institute of Certified Public Accountants' Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," effective January 1, 2004, the adoption of provisions of FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," and the adoption of provisions of FASB Interpretation No. 46R, "Consolidation of Variable Interest Entities" effective December 31, 2003, described in Note 1) in the Annual Report on Form 10-K of Sun Life Assurance Company of Canada (U.S.) for the year ended December 31, 2004.

We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Statement of Additional Information.

Deloitte & Touche LLP

Boston, Massachusetts

April 28, 2005